EXHIBIT 10.2

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

APPLIED NEUROSOLUTIONS, INC.

December ___, 2008                                                                                                                                                        Vernon Hills, Illinois

 No. CPN      _________                                                                                                                                                $   _________

12% CONVERTIBLE PROMISSORY NOTE

APPLIED NEUROSOLUTIONS, INC., a Delaware corporation with an address at 50 Lakeview Parkway, Suite 111, Vernon Hills, Illinois 60061 (the "Maker"), for value received, hereby promises to pay to ___________________ or his/her/its registered assigns (the "Holder") on June  __, 2010 (the Maturity Date”) the principal sum of $___________ and interest on the outstanding principal sum hereof (computed on the basis of a 360 day year of twelve months) at the rate of 12% per annum from the date hereof until the earlier of (a) the Maturity Date or (b) the date on which this Promissory Note has been converted in full into shares of the Maker’s common stock (the “Common Stock”).   The outstanding principal and accrued but unpaid interest thereon shall be payable on the Maturity Date in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts to the Holder at the office of the Maker as hereinafter set forth.  At the option of the Maker, interest on this Promissory Note may be paid in shares of the Common Stock in accordance with Section 2 hereof.

This Promissory Note is one of a series of promissory notes of the Maker in the aggregate principal amount of up to $2,000,000 issued in connection with a private placement as described in the Convertible Note Purchase Agreement dated as of the date hereof to which the Maker is a party (the “Subscription Agreement”).  This Promissory Note shall rank pari passu with all of the other Promissory Notes issued pursuant to the Subscription Agreement.

1.           Transfers of Note to Comply with the Securities Act

The Holder agrees that this Promissory Note may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows: (1) to a person to whom this Promissory Note may legally be transferred without registration and without delivery of a current prospectus under the Securities Act of 1933, as amended (the “Securities Act”) with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 1 with respect to any resale or other disposition of this Promissory Note; or (2) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition and thereafter to all successive assignees.

2.           Payment of Interest and Prepayment

(a)           Subject to the terms hereof, the Maker has the sole option to determine whether to satisfy payment of the accrued but unpaid interest on this Promissory Note in full on the Maturity Date or the date on which this Promissory Note is converted in full into shares of Common Stock (each an “Interest Repayment Date”) either in cash or in shares of Common Stock, or a combination of both.  The Maker shall deliver to the Holder a written notice, in the form of Exhibit A attached hereto, electing to pay such interest in full on such Interest Repayment Date in either cash or Common Stock, or a combination of both ("Interest Repayment Election Notice").  The Interest Repayment Election Notice shall be delivered to the Holder at least two (2) business days, but not more than six (6) business days, prior to the Interest Repayment Date (the "Notice Date").  If the Interest Repayment Election Notice is not delivered within the prescribed period set forth in the preceding sentence, then the repayment of interest on the Repayment Interest Date shall be made in cash.  The Maker shall issue and deliver to the Holder no later than four (4) business days from the Notice Date that number of shares of Common Stock specified in the Interest Repayment Election Notice.  If the Maker elects to repay all or a portion of the accrued but unpaid interest on the Interest Repayment Date with shares of Common Stock, the number of such shares to be issued for such interest repayment shall be the number determined by dividing (x) the dollar amount of interest to be paid in shares of Common Stock, by (y) the Interest Conversion Price (as defined below) as of Notice Date.

            (b)              Conversion Price for Accrued but Unpaid Interest - The conversion price for the accrued but unpaid interest on this Promissory Note (the "Interest Conversion Price") shall be equal to the lesser of (i) 75% of the average closing price of the Common Stock on the OTC Bulletin Board for the 20 trading day period immediately preceding the date of the closing date under the Subscription Agreement (the “Closing”) or (ii) the closing market price on the Principal Market (as hereinafter defined) on which the Common Stock is then-quoted on the Notice Date  (in each case as such amount is equitably adjusted to reflect any stock split, reverse stock split or stock dividend carried out by the Maker).  “Principal Market” shall mean the Pink Sheets, the OTC Bulletin Board, the Nasdaq Global Market, the Nasdaq Global Select Market, the American Stock Exchange or the New York Stock Exchange on which the Maker’s Common Stock is quoted at the applicable time.

(c)           The shares of Common Stock issued by the Maker to repay accrued but unpaid interest on this Promissory Note, when issued, will not have been registered under the Securities Act or any state securities laws and such shares may not be sold or offered for sale in the absence of an effective registration statement as to such shares under the Securities Act and any applicable state securities law or an opinion of counsel satisfactory to the Maker that such registration is not required.  The Company has granted  to the Holder of this Promissory Note certain piggyback registration rights with respect to the shares of Common Stock issued by the Maker to repay accrued but unpaid interest on this Promissory Notes, which rights are set forth on Schedule III to the Purchase Agreement.

(d)           The Maker may not prepay all or any part of the principal sum from time to time without Holder’s consent.

3.	Conversion of Promissory Note

(a)              Subject to the provisions set forth herein, including, but not limited to, the restrictions on conversion pursuant to Section 3(h) below, the Holder shall have the right, but not the obligation, from and after the date hereof, and then at any time until this Promissory Note is fully paid, to convert the principal portion of this Promissory Note into fully paid and nonassessable shares of Common Stock at the Note Conversion Price (as herein defined).  Upon delivery to the Maker of a fully completed and executed Notice of Conversion, in the form attached hereto as Exhibit B, in accordance with Section 3(b) below (the date of giving such notice of conversion being a "Note Conversion Date"), the Maker shall issue and deliver to the Holder no later than four (4) business days from the Conversion Date that number of shares of Common Stock for the portion of principal of this Promissory Note being converted in accordance with this Section 3.  The number of shares of Common Stock to be issued upon each conversion of principal of this Promissory Note shall be determined by dividing that portion of the principal of this Promissory Note to be converted by the Note Conversion Price as of the Note Conversion Date.  The Maker’s delivery of the Notice of Conversion shall be an irrevocable election to convert principal of this Promissory Note in accordance with such Notice of Conversion, subject to the limitations set forth in Section 3(h) below.

(b)              The Holder shall give notice of its decision to exercise its right to convert principal of this Promissory Note, in whole or in part, by telecopying or otherwise delivering an executed and completed Notice of Conversion to the Maker at its address set forth in the Subscription Agreement.  The Holders will be required to surrender this Promissory Note with the Notice of Conversion.  Unless the Maker delivers a notice to the Holder pursuant to Section 3(h) hereof, the Maker will cause the transfer agent to issue and transmit to the Holder within four (4) business days of the Note Conversion Date a certificate representing the shares of Common Stock being issued pursuant to the Notice of Conversion and the Maker shall promptly deliver to the Holder a new Promissory Note representing the balance of the principal not converted into Common Stock.

(c)              Conversion Price for Principal - The price at which principal of this Promissory Note will be converted into shares of Common Stock (the “Note Conversion Price”) shall be equal to the lesser of  (i) the average closing price of the Common Stock on the Principal Market for the 20 trading day period immediately preceding the date of the Closing , (ii) $0.04, and (iii) the per share price (or conversion price) in any subsequent financing while  the debt is outstanding (in each case as such amount is equitably adjusted to reflect any stock split, reverse stock split or stock dividend carried out by the Maker).

(d)              If the bid price for the Maker’s Common Stock is equal to at least 20 times the closing price on the Principal Market on the date of the Closing for at least 20 consecutive trading days and the average daily trading volume of the Common Stock on the Principal Market during such 20 day period is greater than one million shares (the “Market Trigger”), the Maker will have the option, but not the obligation, to convert the principal portion of this Promissory Note, in whole or in part, into fully paid and nonassessable shares of Common Stock at the Note Conversion Price (subject to the limitations of Section 3(h) hereof).  The Maker may exercise its right to convert the principal of this Promissory Note into shares of Common Stock as a result of the Market Trigger by delivering a written notice to the Holder, which notice shall set forth the amount of principal being converted, the Note Conversion Price, the date on which the conversion of this Promissory Note will occur and the number shares of Common Stock to be delivered to the Holder of this Promissory Note (the “Company Conversion Notice”).  The Company Conversion Notice shall be delivered to the Holder at least four (4) business days prior to the Note Conversion Date set forth in such notice (and the date specified in such notice of conversion being a "Company Conversion Date").  Upon receipt of the Company Conversion Notice, the Holder shall promptly deliver to the Maker this Promissory Note whereupon the Maker will cause its transfer agent to issue and transmit to the Holder a certificate representing the shares of Common Stock being issued pursuant to the Company Conversion Notice and the Maker shall promptly deliver to the Holder a new Promissory Note representing the balance of the principal not being converted, if any.  The number of shares of Common Stock to be issued upon each conversion of principal of this Promissory Note shall be determined by dividing the (ii) portion of the principal of this Promissory Note to be converted by (ii) Note Conversion Price as of the Company Conversion Date

(e)              If the Maker enters into an agreement to consolidate with or merge into or sell or convey all or substantially all its assets to any other entity or individual (“Sale of the Business”) and prior to the closing for such Sale of the Business the Holder delivers a Notice of Conversion to the Maker, then the Maker shall convert the outstanding principal of this Promissory Note in accordance with Section 3 hereof (subject to the limitations of Section 3(h) hereof).  If the Maker is unable to issue the required number of shares of Common Stock with respect to such Notice of Conversion because of insufficient number of authorized shares of Common Stock (the “Unissued Conversion Shares”), then after the closing of the Sale of the Business the Maker shall redeem the unconverted principal of this Promissory Note at Redemption Amount (as defined below).  The Redemption Amount shall be paid in a lump sum amount as soon as practicable after the closing of the Sale of the Business and such Redemption Amount shall bear interest (commencing on the date of the closing of the Sale of the Business) at the rate of 12% per annum until paid in full.  The Redemption Amount shall be equal to the higher of (i) the product of (A) the number of Unissued Conversion Shares multiplied by (B) the amount equal to difference between the applicable Note Conversion Price and the price per share received by the holders of the Common Stock from the Sale of the Business, and (ii)  the unconverted principal of this Promissory Note multiplied by a redemption factor of:  (X) 1.2 if the Sale of the Business closes within 180 days of the date of this Promissory Note, (Y) 1.4 if the Sale of the Business closes between the 181st day and the first anniversary of this Promissory Note or (Z) 1.6 if the Sale of the Business closes after the first anniversary of the date of this Promissory Note.

(f)              In the event of any partial conversions of outstanding principal amount under this Promissory Note pursuant to this Section 3, such conversions shall reduce the amount of principal upon which interest shall accrue hereunder.

(g)              The shares of Common Stock issued upon any conversion of the principal of this Promissory Note, when issued, will not have been registered under the Securities Act or any state securities laws and such shares may not be sold or offered for sale in the absence of an effective registration statement as to such shares under the Securities Act and any applicable state securities law or an opinion of counsel satisfactory to the Maker that such registration is not required.  The Company has granted to the Holder of this Promissory Note certain registration rights with respect to the shares of Common Stock issued upon any conversion of the principal of this Promissory Note, which rights are set forth on Schedule II to the Purchase Agreement.

(h)              Notwithstanding any other provision herein, this Note may not be converted by the Holder hereof if, as of a Note Conversion Date, the Maker does not have sufficient number of shares of Common Stock available for issuance upon conversion of this Note (as requested in such Notice of Conversion).  Upon the receipt of a Notice of Conversion from the Holder, the Maker shall promptly notify the Holder if the Maker does not have enough authorized shares to issue pursuant to such Notice of Conversion and such Notice of Conversion shall become null and void and of no further force and effect.  A notice of insufficient authorized shares from the Maker shall not prohibit the Holder from resubmitting a new Notice of Conversion pursuant to Section 3 hereof with a lower amount of principal of this Promissory Note to be converted into shares of Common Stock.   The Maker may convert this Note pursuant to Section 3(d) into as many shares of Common Stock as are available immediately prior to the delivery of a Company Conversion Notice.

4.           Events of Default and Remedies

The entire unpaid principal sum and all accrued interest of this Promissory Note shall automatically become immediately due and payable, without notice or demand, upon the occurrence of any one or more of the following events of default ("Events of Default"):

(a)           The Maker shall fail to make a cash payment of principal or interest hereunder or under any other Promissory Note, for a period of five business days from the date due;

(b)           The Maker shall be unable, or admit in writing its inability, to pay its debts or shall not pay its debts generally as they come due, or shall make any assignment for the benefit of creditors;

(c)           The Maker shall take action to liquidate, wind up or dissolve or shall sell all or substantially all of its assets except in connection with a Sale of the Business;

(d)           The Maker shall commence, or there shall be commenced against the Maker, any case, proceeding or other action seeking to have an order for relief entered with respect to the Maker or to adjudicate the Maker as a bankrupt or insolvent; or

(e)           Maker shall fail to comply with any of its covenants or agreements hereunder or the Subscription Agreement or any other agreement or document, certificate or instrument relating thereto except where such failure to comply is a result of the action or inaction of the Holder, and such breach shall not be cured within 30 days after notification of such breach or the CFO of the Maker (or similar officer) having obtained actual knowledge thereof.

5.	Registration

This Promissory Note is registered on the books of the Maker as to both principal and interest and can only be transferred on the books of the Maker.  Prior to due presentment for registration of transfer, the Maker may treat the person in whose name this Promissory Note is registered as the absolute owner of this Promissory Note for the purpose of receiving payment of principal and interest on this Promissory Note and for all other purposes.

       6.           Miscellaneous

    No delay on the part of the Holder in exercising any option, power or right shall constitute a waiver thereof.

    No recourse under or upon any obligation, covenant or agreement of this Promissory Note, or for any claim based thereon or in respect thereof, shall be had against any incorporator, stockholder, officer or director of the Maker or of any successor corporation, either directly or through the Maker; it being expressly agreed that this Promissory Note and the obligations hereunder are solely corporate obligations of the Maker and any successor entity.

    This Promissory Note shall be governed as to validity, interpretation, construction, effect and in all other respects by the laws and decisions of the State of New York.  The Maker, and any endorsers, sureties and guarantors, agree that the state courts located in the State of New York shall have subject matter jurisdiction to entertain any action brought to enforce or collect upon this Promissory Note and, by execution hereof, voluntarily submit to personal jurisdiction of such courts; provided, however, such jurisdiction shall not be exclusive and, at its option, the Holder may commence such action in any other court which otherwise has jurisdiction.

    The Maker waives service of process upon it and consents that all service of process may be made be certified mail (return receipt requested) directed to it, and service so shall be completed ten days after the same shall have been deposited in the U.S. mail.

    The Maker waives demand for payment, presentment for payment, notice of nonpayment or dishonor, protest and notice of protest, and agrees to any extension of time of payment and partial payments before, at or after maturity.  No renewal or extension of this Promissory Note, no release or surrender of any security for this Promissory Note, no release of any person liable hereon, no delay in the enforcement hereof and no delay or omission in exercising any right or power hereunder shall affect the liability of the Maker.  No delay or omission by the Holder in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude any or full exercise thereof or the exercise of any other right or power.  Each legal holder hereof shall have and may exercise all the rights and powers given to Holder herein.  This Promissory Note may not be changed or terminated orally, which may only be done in writing signed by both the Maker and the Holder.  The Maker hereby waives any right to trial by jury of any claim, demand, action or cause of action arising under or in any way connected with or related to this Promissory Note.  The execution and delivery of this Promissory Note has been authorized by the Board of Directors of the Maker.

    This Promissory Note shall be binding upon the successors and permitted assigns of the Maker and inure to the benefit of the Holder and its successors, endorsees and permitted assigns.

    The obligations of Maker hereunder shall not be assigned by Maker without the prior written consent of the Holder; provided, however, that no such consent shall be required for the assumption of such obligations by the successor to the Maker that participates in a merger with the Maker or an acquisition of the Maker.

    If any term or provision of this Promissory Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

[Signature appears on the next page]

IN WITNESS WHEREOF, the Maker has duly executed this Promissory Note on the date first above written.

APPLIED NEUROSOLUTIONS, INC.

By:______________________________
    Authorized Officer

EXHIBIT A – INTEREST REPAYMENT ELECTION NOTICE

To:    [HOLDER AT HOLDER'S ADDRESS]

      Pursuant to Section 2 of the 12% Convertible Promissory Note of Applied NeuroSolutions, Inc. issued on December ___, 2008 (the “Note”), the undersigned Maker (as defined in the Note) hereby notifies you that it is electing to repay the outstanding accrued but unpaid interest on the Note which has become due as a result of the Interest Repayment Date (as defined in the Note) as follows:

      _____ In full in cash on the Interest Repayment Date.

      _____ In full in shares of the Company's Common Stock as specified below within four business days of the date of this Notice.

      _____ In part in cash in the amount of $                                                                                               , and in part in shares of the Company's Common Stock (as specified below) within four business days of the date of this Notice.

Interest Conversion Price: $

Number of Shares To Be Delivered:

                                       Applied NeuroSolutions, Inc.

                                       By:
                                       Name:
                                       Title:

EXHIBIT B – NOTICE OF CONVERSION

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Note)

      The undersigned hereby elects to convert $                                                                                                                           of principal of the 12% Convertible Promissory Note of Applied NeuroSolutions, Inc. issued on December ___, 2008 (the “Note”), into Shares of Common Stock of Applied NeuroSolutions, Inc. according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:

Note Conversion Price: $

Number of Shares To Be Delivered:

Signature:

Print Name:
Address: